EXHIBIT 10.14

FORM OF Trust AGREEMENT

This Trust Agreement (the “Agreement”) is entered into as of ____________, 2016 by and among INGEVITY CORPORATION, a Delaware corporation (“Ingevity” or “Grantor”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee hereunder (the “Trustee”), and WESTROCK COMPANY, a Delaware corporation (“WestRock”) under the following circumstances.

A.           In 1997, the City of Wickliffe, Kentucky (the “Issuer”) issued $80,000,000 in original principal amount of its Solid Waste Disposal Facility Revenue Bonds, Series 1997A (Westvaco Corporation Project) (the “Bonds”) pursuant to the Trust Indenture dated as of January 1, 1997 (as amended or supplemented, the “Indenture”) between the Issuer and PNC Bank, National Association, as trustee (the “Original Trustee”). The Bonds mature on January 15, 2027 (the "Maturity Date") in the principal amount of $80,000,000 (the “Maturity Amount”).

B.           In connection with the Bonds, the Issuer and Westvaco Corporation (as the original Lessee) entered a Lease Agreement dated as of January 1, 1997 (as amended or supplemented, the “Lease”), pursuant to which the Issuer agreed to acquire and construct the Project (as defined in the Lease) for the exclusive use of the Lessee and the Lessee agreed to pay the Issuer specified rental payments and perform other obligations as specified in the Lease.

C.           On January 1, 1997 pursuant to the Indenture, the Issuer assigned all of its right, title and interest in and to the Lease to the Original Trustee, with the exception of the Issuer’s right to payments under Sections 8.6 and 10.4 of the Lease.

D.           The Original Trustee was succeeded as trustee under the Indenture by J.P. Morgan Trust Company, National Association and subsequently J.P. Morgan Trust Company, National Association was succeeded as trustee under the Indenture by The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Indenture Trustee”).

E.           As reflected by the Amendment to Lease dated July 1, 2015, the Lease was assigned to WestRock Virginia, LLC (“WVL”), and WVL agreed to be bound by and comply with the terms of the Lease as a “Lessee” thereunder.

F.           Pursuant to a Guarantee Agreement dated July 1, 2015, WestRock has guaranteed the Bonds.

G.           The Project which is the subject of the Lease is comprised of personal property located on the Real Property (as defined in the Lease) that was leased by the Issuer to the Lessees pursuant to the Real Property Lease (as defined in the Lease) entered into in connection with the Issuer’s $5,740,000 Solid Waste Disposal Facility Revenue Bonds, Series 1996 (Westvaco Corporation Project) (the “Series 1996 Bonds”).

H.          The Series 1996 Bonds were redeemed and fully paid on November 30, 2015, and in connection therewith, the Real Property Lease was terminated by the Lessees and the Issuer sold the Real Property to WVL effective January 31, 2016.

I.           The Real Property is owned by Ingevity Virginia Corporation (“Ingevity Virginia”) a corporation organized and existing under the laws of the Commonwealth of Virginia and a wholly-owned subsidiary of Ingevity, following the transfer of the Real Property from WVL to Ingevity Virginia.

J.           On or about May 1, 2016, WestRock MWV, LLC (“WMWV”) and WVL will spin off their specialty chemicals business (the “Business”) to Ingevity, a newly-formed public company and the parent company of Ingevity Virginia.

K.          In connection with the spinoff of the Business, WMWV desires to assign its interest in the Lease to Ingevity and WVL desires to assign its interest in the Lease to Ingevity Virginia.

L.           In connection with the foregoing, each of Ingevity and Ingevity Virginia will guarantee the Bonds pursuant to guarantee agreements with the Trustee (together, the “New Guarantees”).

M.         The Issuer, the Lessees, Ingevity and Ingevity Virginia have entered into a Second Amendment to Lease and Assignment and Assumption to provide for the assignment of the Lease to Ingevity and Ingevity Virginia and to amend the Lease to reflect the assumption of obligations under the Lease by Ingevity and Ingevity Virginia and the delivery by Ingevity and Ingevity Virginia of the New Guarantees; provided, however, that each of the Lessees remains obligated under the Lease pursuant to the terms thereof as a “Lessee” thereunder.

N.          Pursuant to the Lease, WMWV, WVL, Ingevity and Ingevity Virginia are Lessees under the Lease, as amended to date, and WMWV, WVL, MW Custom Papers, LLC, WestRock, Ingevity and Ingevity Virginia are guarantors of the Bonds pursuant to separate guarantee agreements

O.         The Grantor, acting through its duly authorized officers, has selected the Trustee to be the trustee under this agreement, and the Trustee is willing to act as trustee.

NOW, THEREFORE, the Grantor, the Trustee and WestRock agree as follows:

Section 1. Definitions.

As used in this Agreement:

(A)	The term “Grantor” means Ingevity and any successor or assigns of the Grantor.

(B)	The term “Trustee” means the Trustee and any successor trustee.

(C)	The term “Investment” means any investment held in the Trust pursuant to this Agreement.

(D)	The term “Permitted Investment” means any of the investments specified as such under “Investments to be held in the Trust” in Exhibit B hereto.

(E)	The term “Cash Flow Test” means a calculation by Grantor performed subsequent to the Initial Trust Deposit of the projected cash flows to be generated by the Investments then held in the Trust demonstrating that on the Maturity Date the value of the Investments will be not less than 102% of the Maturity Amount, or not less than 100% of the Maturity Amount if all investments held in the Trust are U.S. Treasury Obligations. For purposes of this calculation any earnings on or proceeds of Investments shall be assumed to be invested or reinvested at the then current yield on U.S. Treasury obligations maturing on or about a date two years from the date of Investment.

Section 2. Establishment of Fund.

The Grantor and Trustee hereby establish a trust fund titled “Ingevity Corporation Trust Fund” (the “Fund” or the “Trust”) to be held, invested and applied as provided herein. The Grantor and the Trustee intend that no third party have access to the Fund except as herein provided. The Fund shall be held by the Trustee, in trust, as hereinafter provided. The Trustee shall not be responsible nor shall it undertake any responsibility for the amount or adequacy of, nor any duty to collect from the Grantor, any payments necessary to discharge any liability owing to the Indenture Trustee, the holders of the Bonds or otherwise with respect to the Bonds, the Lease or the Indenture.

Section 3. Initial Deposit to Trust.

On ______________, 2016, Grantor shall deposit $_________________ to the Fund and the Trustee shall on that date apply such funds to the purchase, in the name of the Trust, of the Investments (the “Initial Investments”) specified on Exhibit A hereto.

Section 4. Changes to Investment of Trust Assets.

Except as provided in this Section 4, neither Trustee nor Grantor shall take any actions to liquidate, sell, change, substitute any investments in the Trust except (1) as permitted by this Section 4 or (2) in order to make the payment on the Principal Payment Date specified in Section 5 hereof.

Unless otherwise directed in writing by Grantor in accordance with this Agreement, the Trustee upon receipt of investment earnings on the Investments or other proceeds of any Investment shall invest such amounts at the written direction of Grantor in an investment included in item (e) of the definition of Permitted Investments.

Grantor shall be entitled to direct the liquidation, sale, purchase or substitution of any Investment in the Trust subject to the following conditions:

(A)         Any Investment to be held in the Trust shall constitute a “Permitted Investment”; and

(B)         Delivery of the following items to the Trustee and WestRock at least three business days prior to any liquidation, sale, purchase or substitution of any Investment in the Trust:

(1)         A written direction from Grantor signed by an authorized officer of Grantor directing the proposed action and specifying the Permitted Investments to be liquidated, sold, purchased or substituted;

(2)         A written certificate (including calculations) signed by an authorized officer of Ingevity (an “Officer's Certificate”) delivered to the Trustee and WestRock stating that the Investments, after giving effect to the proposed liquidation, sale, purchase or substitution of any Investment, will meet the Cash Flow Test; and

(3)         Evidence satisfactory to WestRock and the other entities named as secured parties under the Security Agreement (as defined herein) that the Investments in the Trust are and will continue to be subject to the lien of the Security Agreement and that such lien constitutes a first priority perfected lien on the Investments.

Section 5. Application of Trust Assets.

On the Maturity Date or on such earlier date on which the principal of the Bonds is due in connection with any acceleration of the Bonds pursuant to Article 10 of the Indenture (the “Principal Payment Date”), the Trustee shall liquidate the Investments in the Fund and transfer $80,000,000, or the available amounts if less than $80,000,000, to the Indenture Trustee to pay the principal then due on the Bonds. Any remaining funds still held in trust after this transfer shall be transferred to the Indenture Trustee to be applied to pay interest on the Bonds due on such date. Any residual funds remaining in trust on such date shall be transferred by the Trustee to the Grantor at the written direction of Grantor.

If at any time the Investments held in the Trust meet the Cash Flow Test the Trustee shall, if so directed in writing by the Grantor, transfer to the Indenture Trustee funds in such amount as results in the remaining Investments in the Trust meeting the Cash Flow Test (as provided in an Officer's Certificate which demonstrates to the Trustee and WestRock that the Investments remaining in the Trust after giving effect to the proposed transfer will meet the Cash Flow Test) to be applied by the Indenture Trustee to pay interest on the Bonds.

Section 6. No Commingling of Investments.

The Trustee is expressly prohibited from transferring at any time any or all of the assets of the Fund to any common, commingled, or collective trust fund created by the Trustee or any other party except as expressly permitted by Section 4 above.

Section 7. Express Powers of Trustee; Acceptance of Trust.

Without in any way limiting the powers and discretions conferred upon the Trustee by other provisions of this Agreement or by law, the Trustee is expressly authorized and empowered:

(A)         To sell, exchange, convey, transfer, or otherwise dispose of any property held by it, by public or private sale but only as expressly permitted by this Agreement.

(B)         To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

(C)         To register any securities held in the Fund in its own name or in the name of a nominee and to hold any security in bearer form or in book entry.

(D)         To deposit any cash in the Fund in interest-bearing accounts maintained or savings certificates issued by the Trustee, in its separate corporate capacity, or in any other banking institution affiliated with the Trustee, to the extent insured by an agency of the federal or state government.

(E)         To compromise or otherwise adjust all claims in favor of or against the Fund but only with the prior written consent of Grantor and WestRock.

(F)         To distribute or apply income of the Fund but only in the manner provided in and in compliance with this Agreement.

(G)         To pay amounts for taxes as provided in the first sentence of Section 9.

(H)         The Trustee accepts and agrees to execute the trusts hereby created, but only upon the additional terms set forth in this section, to all of which the parties hereto agree. The Trustee shall be responsible only for those duties specifically provided for herein and no implied duties or liabilities shall be read into this Agreement against the Trustee.

(I)         The recitals, statements and representations in this Agreement have not been made by the Trustee and the Trustee shall be under no responsibility for the correctness thereof.

(J)         The Trustee shall have no responsibility for compliance with securities laws in connection with the Agreement or the Investments.

(K)         The Trustee has no responsibility with regard to the suitability and legality of the directed investments hereunder. Ratings of permitted investments shall be determined at the time of purchase of such permitted investments and without regard to ratings subcategories. The Trustee may make any and all such investments through its own investment department or that of its affiliates or subsidiaries, and may charge its ordinary and customary fees for such trades, including investment maintenance fees. In the absence of written investment instructions from the Grantor, the Trustee shall not be responsible or liable for keeping the moneys held by it hereunder fully invested in permitted investments. The Trustee shall not be responsible or liable for losses on investments made in compliance with the provisions of this Agreement.

(L)         Although the Grantor recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Grantor hereby agrees that confirmations of permitted investments are not required to be issued by the Trustee for each month in which a monthly statement is rendered; and no statement need be rendered for any fund or account if no activity occurred in such fund or account during such month.

(M)         The Trustee may execute any powers hereunder and perform any duties required of it through attorneys, agents, officers, or employees, and shall be entitled to advice of counsel concerning all questions hereunder and shall be free from all liability for any action taken, omitted or suffered in reliance on such advice from counsel; and the Trustee shall not be answerable for the negligence or misconduct of any attorney or agent (other than an officer or an employee) selected by it with reasonable care. The Trustee shall not be answerable for the exercise of any discretion or power under this Agreement or for anything whatever in connection with the trust hereunder, except only its own gross negligence or willful misconduct or that of any officer, director or employee of the Trustee.

(N)         The Trustee may act on any notice, request, consent, waiver, certificate, statement, affidavit or other paper or document which it in good faith believes to be genuine and to have been passed or signed by the proper persons or to have been prepared and furnished pursuant to any of the provisions of this Agreement and the Trustee shall be under no duty to make any investigation as to any statement contained in any such instrument, but may accept the same as conclusive evidence of the accuracy of such statement.

(O)         The permissive rights of the Trustee to do things enumerated in this Agreement shall not be construed as a duty. Any request or direction mentioned herein shall, at the request of the Trustee, be evidenced by a certificate of an authorized officer, and any resolution shall be sufficiently evidenced by a certified resolution. Whenever in the administration of this Indenture, the Trustee deems it desirable that a matter be proved or established before it takes, suffers or omits any action, the Trustee may rely upon a certificate of an authorized officer. The Trustee shall not be liable with respect to any action taken or omitted to be taken at the direction of the Grantor which is properly permitted to be given by it under this Agreement. The Trustee shall not be required to give a bond or surety to act under this Agreement. No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties. The Trustee may consult with counsel selected by it with reasonable care and the advice of such counsel shall be full and complete authorization and protection with respect to any action taken, suffered, or omitted by it under this the Agreement, or any other document relating to this Agreement, in good faith and in reliance thereon except when such counsel is an officer or employee of Trustee or an affiliate. The Trustee shall not be accountable for the application of the proceeds of the Investments hereunder. The Trustee shall have no duty or obligation to record or file any mortgage, financing statement, continuation statement or similar document relating to this Agreement. The Trustee shall not be responsible for (i) the validity, priority, recording, rerecording, filing, or refiling of this Agreement or any supplement; (ii) any instrument or document of further assurance or collateral assignment; (iii) any financing statements, amendments or modifications thereto, or continuation statements; (iv) the validity of the execution of this Agreement or any supplement; and (v) the sufficiency of the security granted for the Investments.

(P)         The Trustee may construe any ambiguous or inconsistent provisions of this Agreement and any construction by the Trustee shall be binding upon the parties hereto.

(Q)         Any corporation or association into which any Trustee hereunder may be merged or with which it may be consolidated or to which the corporate trust business of such Trustee may be transferred as a whole or substantially as a whole, or any corporation or association resulting from any merger, consolidation or transfer to which any Trustee hereunder shall be a party, shall be the successor trustee under this Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything herein to the contrary notwithstanding.

Section 8. Grant of Security Interest.

The parties to this Agreement acknowledge that Grantor and Trustee are entering into a Security Agreement dated ________________, 2016 (the “Security Agreement”) granting a security interest in the assets of the Trust to WestRock and the other secured parties named in the Security Agreement.

Section 9. Taxes and Expenses.

All taxes of any kind that may be assessed or levied against or in respect of the Fund and all brokerage commissions incurred by the Fund shall be paid from the Trust when due as directed by the Grantor in writing (so long as the Investments remaining in the Trust after the proposed transfer meet the Cash Flow Test as demonstrated by written evidence satisfactory to the Trustee and to WestRock that the Investments remaining in the Trust after giving effect to the proposed transfer will meet the Cash Flow Test) and otherwise will be paid directly by Grantor. All other expenses incurred by the Trustee in connection with the administration of this Trust, including fees for legal services rendered to the Trustee and the compensation of the Trustee shall be paid directly by the Grantor.

Section 10. Advice of Counsel.

The Trustee may from time to time consult with counsel, who may be counsel to the Grantor, with respect to any questions arising as to the construction of this Agreement or any action to be taken hereunder. The Trustee shall be fully protected, to the extent permitted by law, in acting upon the advice of counsel.

Section 11. Trustee Compensation.

The Trustee shall be entitled to reasonable compensation, paid from the Trust as directed by the Grantor for its services hereunder as agreed upon in writing from time to time with the Grantor (so long as the Investments remaining in the Trust after the proposed transfer meet the Cash Flow Test as demonstrated by evidence satisfactory to the Trustee and WestRock that the Investments remaining in the Trust after giving effect to the proposed transfer will meet the Cash Flow Test).

Section 12. Successor Trustee.

The Trustee may resign or the Grantor may replace the Trustee with 30 days written notice, but such resignation or replacement shall not be effective until the Grantor has appointed a successor trustee and this successor accepts the appointment and assumes the Trustee’s obligations under the Security Agreement. The successor trustee shall have the same powers and duties as those conferred upon the Trustee hereunder. Upon the successor trustee's acceptance of the appointment, the Trustee shall assign, transfer, and pay over to the successor trustee the funds and properties then constituting the Fund and shall provide the Grantor and successor trustee with a final accounting of the Fund within 60 days. If for any reason the Grantor cannot or does not act in the event of the resignation of the Trustee, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor trustee or for instructions. The successor trustee shall specify the date on which it assumes administration of the trust in writing sent to the Grantor and the present Trustee by certified mail ten days before such change becomes effective. Any expenses incurred by the Trustee as a result of any of the acts contemplated by this Section shall be paid as provided in Section 9.

Section 13. Instructions to the Trustee.

All orders, requests, and instructions by the Grantor to the Trustee shall be in writing, signed by such persons as the Grantor may designate in writing signed by any officer of Grantor or individual designated in writing by an officer of Grantor. The Trustee shall be fully protected in acting without inquiry in accordance with the Grantor's orders, requests, and instructions. The Trustee shall have no duty to act in the absence of such orders, requests, and instructions from the Grantor except as provided for herein.

Section 14. Amendment of Agreement.

This Agreement may be amended by an instrument in writing executed by the Grantor, the Trustee and WestRock.

Section 15. Irrevocability and Termination.

Subject to the right of the parties to amend this Agreement as provided in Section 14, this Trust shall be irrevocable and shall continue until (A) the transfer of all then remaining Trust assets pursuant to the first paragraph of Section 5 above and (B) payment to the Trustee of all amounts due under Section 9, 11 and 16 hereof. Upon satisfaction of these conditions, the Trust and this Agreement shall be terminated by written direction of the Grantor with the written consent of

WestRock. Upon termination of the Trust, any remaining Trust property shall be delivered to the Grantor.

Section 16. Immunity and Indemnification.

The Grantor shall indemnify and hold the Trustee and its directors, officers, agents and employees (collectively, the “Indemnitees”) harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket, incidental expenses, legal fees and expenses, and the allocated costs and expenses of in-house counsel and legal staff (“Losses”) that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which the Trustee is authorized to rely pursuant to the terms of this Agreement. In addition to and not in limitation of the immediately preceding sentence, the Grantor also agrees to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against the Indemnitees or any of them in connection with or arising out of the Trustee's performance under this Agreement, provided the Trustee has not acted with gross negligence or engaged in willful misconduct, or failed to account for and apply moneys and investments as provided herein. The provisions of this Section 16 shall survive the termination of this Agreement and the resignation or removal of the Trustee for any reason (except for actions arising from its gross negligence or willful misconduct).

The Trustee shall not incur personal liability of any nature in connection with any act or omission, made in good faith, in the administration of this Trust, or in carrying out any directions by the Grantor issued in accordance with this Agreement. The Trustee shall be indemnified and saved harmless by the Grantor, from and against any personal liability to which the Trustee may be subjected by reason of any act or conduct in its official capacity, including all expenses reasonably incurred in its defense in the event the Grantor fails to provide such defense.

The Trustee shall not be liable to the parties hereto or deemed in breach or default hereunder and to the extent its performance hereunder is prevented by reason of force majeure. The term “force majeure” means an occurrence that is beyond the control of the Trustee and could not have been avoided by exercising due care. Force majeure shall include acts of God, terrorism, war, riots, strikes, floods, earthquakes, epidemics or other similar occurrences.

Section 17. Role of WestRock.

WestRock shall have no liability or obligation under this Agreement and is a party hereto for the sole purpose of exercising its rights to provide consents as provided for in Section 14 above, to agree to any proposed amendment pursuant to Section 14 above and to enforce any obligations of other parties to this Agreement.

Section 18. Notices.

Until changed by notice in writing, communication between the parties shall be delivered to:

(a)	To the Grantor:	Ingevity Corporation
5255 Virginia Ave
North Charleston, SC 29406
Attention: Vice President, Treasury & Risk Management

(b)	To WestRock at:	WestRock Company
504 Thrasher Street
Norcross, Georgia 30071
Attention: Chief Financial Officer

	With a copy to:	West Rock Company
504 Thrasher Street
Norcross, Georgia 30071
Attention: General Counsel

(c)	To the Trustee at:	The Bank of New York Mellon Trust Company, N.A.
500 Ross Street, 12th Floor
Pittsburgh, Pennsylvania 15262
Attention: Global Corporate Trust

Section 19. Electronic Communications

The Trustee shall have the right to accept and act upon directions given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Grantor or WestRock, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such directions and containing specimen signatures of such authorized officers which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If the Grantor or WestRock elects to give the Trustee directions using Electronic Means and the Trustee in its discretion elects to act upon such directions, the Trustee's understanding of such directions shall be deemed controlling. The Grantor and WestRock understand and agree that the Trustee cannot determine the identity of the actual sender of such directions and that the Trustee shall conclusively presume that directions that purport to have been sent by an authorized officer listed on the incumbency certificate provided to the Trustee have been sent by such an authorized officer. The Grantor and WestRock shall be responsible for ensuring that only authorized officers transmit such directions to the Trustee and that all authorized officers treat applicable user and authorized codes, passwords and/or authentication keys with extreme care. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee's reliance upon the compliance with such directions notwithstanding such directions conflict or are inconsistent with a subsequent written direction. The Grantor and WestRock each agree: (i) to assume all risk arising out of the use of Electronic Means to submit directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized directions and the risk of interception and misuse by third parties; (ii) that it is fully informed of the projections and risks associated with the various Means of transmitting directions to the Trustee and that there may be more secure means of transmitting directions than the method(s) selected by the Grantor or WestRock, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of directions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances and (iv) to modify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

“Electronic Means” shall mean the following communication methods, e-mail, facsimile transmission, secure transmission containing applicable authorization codes, passwords and/or authentication keys or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Section 20. Choice of Law.

This Agreement shall be administered, construed, and enforced according to the laws of the State of New York.

Section 21. Interpretation.

As used in this Agreement, words in the singular include the plural and words in the plural include the singular. The descriptive headings for each section of this Agreement shall not affect the interpretation or the legal efficacy of this Agreement.

In witness whereof the parties have caused this Agreement to be executed by their respective officers duly authorized and their corporate seals (if applicable) to be hereunto affixed and attested as of the date first above written.

INGEVITY CORPORATION		Attest:

By		By
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.		Attest:

By		By
Name:
Title:

WESTROCK COMPANY		Attest:

By		By
Name:
Title: